SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2005

Albertson’s, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6187	82-0184434

(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Boulevard, P.O. Box 20, Boise, Idaho	83726

(Address of Principal Executive Offices)	(Zip Code)

(208) 395-6200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1

Item 2.02 Results of Operations and Financial Condition.

On March 15, 2005, Albertson’s, Inc. (the “Company”) released its sales and earnings for the 2004 fourth quarter and full year. The text of that release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release should be read together with the information contained in the reports that we file with the Securities and Exchange Commission, including the financial statements and related notes contained in those reports.

The press release contains the non-GAAP financial measure of adjusted earnings from continuing operations on a per diluted share basis for both the fourth quarter and full year. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation within the release of these measures to the most directly comparable GAAP financial measures. The Company presents adjusted per share earnings from continuing operations because it believes that excluding the impact of the hurricanes that affected the Southeastern United States during the quarter and the additional lease expense incurred as a result of the Company’s change in its accounting for leases results in a useful financial measure that will facilitate comparisons of the Company’s operating results absent these events. The Company believes that communicating adjusted earnings per share facilitates comparisons of performance with that of other companies that were not similarly impacted by the hurricanes or lease accounting change.

As disclosed in the accompanying press release, the Company’s 2005 guidance is as follows:

Earnings per diluted share on a continuing operations basis, excluding the impact of any extraordinary items:	Range between $1.33 – $1.43

Comparable and identical store sales growth:	Positive for the full year

Capital expenditures:	$1.3 billion to $1.4 billion in total

Full year tax rate:	37.5%

Predictions regarding future results of operations and other future events are subject to inherent uncertainties, and actual results and outcomes may differ materially from those projected or suggested above. In particular, our ability to increase sales and earnings, and the other expectations set forth above, could be adversely affected by changes in consumer spending; actions taken by new or existing competitors (including nontraditional competitors), particularly those intended to improve their market share (such as pricing and promotional activities); labor negotiations; adverse determinations with respect to, or the need to increase reserves for litigation or other claims (including environmental matters); financial difficulties experienced by third-party insurance providers; employee benefit costs; the Company’s ability to recruit, retain and develop employees; the Company’s ability to develop new stores or complete remodels as rapidly as planned; the Company’s ability to implement new technology successfully; stability of product costs; the Company’s ability to integrate the operations of and realize synergies from acquired or merged companies, including Shaw’s; the Company’s ability to execute its restructuring plans; the Company’s ability to achieve its five strategic imperatives; and other factors affecting the Company’s business in or beyond the Company’s control. These other factors include changes in the rate of inflation; changes in state or federal legislation or regulation; the cost and stability of energy sources; the continued safety of the products the Company sells; changes in the general economy; changes in interest rates; and the occurrence of natural disasters.

Other factors and assumptions not identified above could also cause the actual results to differ materially from those projected or suggested in the forward-looking information. For example, our capital expenditures could vary if we are unable to develop new stores or fuel centers or complete remodels as rapidly as planned. Our capital expenditures could also vary if development costs exceed those budgeted or if our technology projects are not completed within the anticipated time frame or as budgeted.

The Company does not undertake to update forward-looking information contained herein or elsewhere to reflect actual results, changes in predictions, assumptions, estimates or changes in other factors affecting such forward-looking information.

This information is being furnished under Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.

***

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBERTSON’S, INC.

By:	/s/ Felicia D. Thornton
Name:	Felicia D. Thornton
Title:	Executive Vice President and Chief Financial Officer

Dated: March 15, 2005

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated March 15, 2005